EXHIBIT 10.5
ELEVENTH LOAN MODIFICATION AGREEMENT
     This Eleventh Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May 7, 2007, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and ART TECHNOLOGY GROUP, INC., a Delaware corporation with its principal place of business at 25 First Street, Cambridge, Massachusetts 02141 (“Borrower”).
     1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 13, 2002, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of June 13, 2002, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of September 27, 2002, as further amended by a certain Amendment dated as of October 4, 2002, as further amended by a certain Second Loan Modification Agreement dated as of December 24, 2002, as further amended by a certain Third Loan Modification Agreement dated as of October 20, 2003, as further amended by a certain Fourth Loan Modification Agreement dated November 26, 2003, as further amended by a certain Letter Agreement dated June 16, 2004, as further amended by a certain Fifth Loan Modification Agreement dated June 30, 2004, as amended by a certain Sixth Loan Modification Agreement dated November 24, 2004, as amended by a certain Seventh Loan Modification Agreement dated December 21, 2004, as amended by a certain Eighth Loan Modification Agreement dated December 30, 2005, as further amended by a certain Ninth Loan Modification Agreement dated as of February 10, 2006, and effective as of February 7, 2006, and as further amended by a certain Tenth Loan Modification Agreement dated as of October 4, 2006 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
     2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
     3. DESCRIPTION OF CHANGE IN TERMS.
          A. Modifications to Loan Agreement.
1.	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.7 thereof:
“(a) Liquidity. Borrower shall have at all times, to be tested as of the last day of each month, minimum unrestricted and unencumbered cash (including, without limitation, cash, cash equivalents and marketable securities) in an amount equal to: (i) for the months ending January 31, 2005, February 28, 2005, April 30, 2005 and May 31, 2005, the greater of (A) Fifteen Million Dollars ($15,000,000.00) and (B) two (2) times the amount of the Obligations, and (ii) ) for months ending March 31, 2005 and June 30, 2005, and as of the last day of each month thereafter Twenty Million Dollars ($20,000,000.00).

(b) Profitability. Borrower shall have quarterly: (i) net profit of at least (A) $1.00 for the quarter ending March 31, 2006, (B) Five Hundred Thousand Dollars ($500,000.00) for the quarter ending June 30, 2006; (ii) net losses of not more than Two Million Five Hundred Thousand Dollars ($2,500,000.00) for the quarter ending September 30, 2006; and (iii) net profit of at least Five Hundred

Thousand Dollars ($500,000.00) for the quarter ending December 31, 2006, and for each quarter thereafter.”
and inserting in lieu thereof the following:
“(a) Liquidity. Borrower shall have at all times, to be tested as of the last day of each month, minimum unrestricted and unencumbered cash (including, without limitation, cash, cash equivalents and marketable securities) in an amount equal to: (i) for the months ending January 31, 2005, February 28, 2005, April 30, 2005 and May 31, 2005, the greater of (A) Fifteen Million Dollars ($15,000,000.00) and (B) two (2) times the amount of the Obligations, and (ii) for months ending March 31, 2005, June 30, 2005, and as of the last day of each month thereafter through and including the month ending March 31, 2007, Twenty Million Dollars ($20,000,000.00). In addition, commencing with the quarter ending March 31, 2007 and for each quarter thereafter, Borrower shall have at all times, to be tested as of the last day of each quarter, minimum unrestricted and unencumbered cash (including, without limitation, cash, cash equivalents and marketable securities) in an amount equal to at least Twenty Million Dollars ($20,000,000.00).

(b) Profitability. Borrower shall have quarterly: (i) net profit of at least (A) $1.00 for the quarter ending March 31, 2006, (B) Five Hundred Thousand Dollars ($500,000.00) for the quarter ending June 30, 2006; (ii) net losses of not more than Two Million Five Hundred Thousand Dollars ($2,500,000.00) for the quarter ending September 30, 2006; (iii) net profit of at least Five Hundred Thousand Dollars ($500,000.00) for the quarter ending December 31, 2006; and (iv) net losses of not more than Two Million Dollars ($2,000,000.00) for the quarter ending March 31, 2007, and for each quarter thereafter.”
2.	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.
B.	Waiver. Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the financial covenant set forth in Section 6.7(b) thereof as of and for the quarter ended March 31, 2007 (as required prior to this Loan Modification Agreement). Bank’s waiver of Borrower’s compliance of said affirmative covenant shall apply only to the foregoing specific period.
4. CONSENT. Pursuant to Section 7.6 of the Loan Agreement, Bank hereby consents to repurchase of shares of Borrower’s common stock, at times and at prices considered appropriate by Borrower depending upon prevailing market conditions and other corporate considerations, in an aggregate amount not to exceed Twenty Million Dollars ($20,000,000.00); provided, however, Borrower may not make any such repurchase if an Event of Default then exists or would exist after giving effect to such repurchase. Except to the limited extent expressly provided with respect to the consent set forth above, nothing contained herein shall, or shall be construed to modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof (including, without limitation, Bank’s rights under any default that may exist now or in the future under the Loan Agreement), or (b) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by Borrower. Except as expressly waived and amended hereunder, the Loan Agreement shall remain in full force and effect in accordance with its terms.
5. FEES. Borrower shall pay to Bank a modification fee equal to Five Thousand Dollars ($5,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 13, 2002 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate has not changed, as of the date hereof.
7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
9. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.
10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

ART TECHNOLOGY GROUP, INC.		SILICON VALLEY BANK

By:	/s/ Julie M.B. Bradley	By:	/s/ Michael J. Fell

Name:	Julie M.B. Bradley	Name:	Michael J. Fell

Title:	CFO	Title:	Relationship Manager
          The undersigned, PRIMUS KNOWLEDGE SOLUTIONS, INC. (“Guarantor”), ratifies, confirms and reaffirms, all and singular, the terms and conditions of (a) a certain Unlimited Guaranty dated December 21, 2004 executed by Guarantor in favor of Bank (the “Guaranty”), and (b) a certain Security Agreement dated as of December 21, 2004 by and between Guarantor and Bank (the “Security Agreement”), and acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

PRIMUS KNOWLEDGE SOLUTIONS, INC.

By:	/s/ Julie M. B. Bradley

Name:	Julie M. B. Bradley

Title:	CFO

EXHIBIT A
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ART TECHNOLOGY GROUP, INC.
     The undersigned authorized officer of ART TECHNOLOGY GROUP, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.6 of the Agreement, and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Board approved operating plan	FYE within 90 days	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
10-Q and 10-K and CC	Within 5 days after filing with SEC	Yes No

Financial Covenant	Required	Actual	Complies
Maintain at all times (tested):
Minimum Liquidity (quarterly)	$20,000,000	$—	Yes No
Minimum Profitability (quarterly)	*	$—	Yes No

*	see Section 6.7(b) of the Loan Agreement
          The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ART TECHNOLOGY GROUP, INC.	BANK USE ONLY
Received by:
authorized signer
Date:
Verified:
By:	authorized signer

Name:	Date:

Title:	Compliance Status: Yes No